Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Youku Inc. of our report dated March 30, 2012 relating to the consolidated financial statements of Tudou Holdings Limited, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Shanghai, the People’s Republic of China

June 13, 2012

普华永道中天会计师事务所有限公司

PricewaterhouseCoopers Zhong Tian CPAs Limited Company, 11/F PricewaterhouseCoopers Center

2 Corporate Avenue, 202 Hu Bin Road, Luwan District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com